Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 19, 2021 relating to the financial statements of Starbucks Corporation and the effectiveness of Starbucks Corporation’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Starbucks Corporation for the year ended October 3, 2021.

/S/ DELOITTE & TOUCHE LLP

Seattle, Washington

May 3, 2022